Exhibit 10.6

Opthea Limited

ACN 006 340 567

Non-Executive Directors Share and Option Plan Rules

Non-Executive Directors Share and Option Plan Rules		4

1.	Introduction	4

1.1	Name of Plan	4
1.2	Objects of Plan	4
1.3	Commencement of Plan	4

2.	Defined terms and interpretation	4

2.1	Defined terms	4
2.2	Interpretation	8
2.3	Primary instruments	9

3.	Principal conditions	9

3.1	Shares or Options issued only to Eligible Directors	9
3.2	Compliance with laws	9
3.3	No prohibited financial assistance	9
3.4	Eligible Director participation	9

4.	Operation of the Plan	9

5.	Offers	9

5.1	Board may make Offer	9
5.2	Form of Offer	10
5.3	Information contained in Offer	10
5.4	Number of Shares or Options	10
5.5	Issue Price and Exercise Price	10
5.6	Terms	10
5.7	Exercise Price and Issue Price in Australian dollars	10
5.8	Offer personal	11
5.9	In lieu of cash remuneration	11

6.	Application for Shares and Options	11

6.1	Acceptance of Offer	11
6.2	Application for all or some of Shares or Options the subject of an Offer	11
6.3	Lapse of Offer	11
6.4	Withdrawal of Offer prior to acceptance	11

7.	Issue of Shares	12

7.1	Acceptance by Eligible Director	12
7.2	Acceptance by Company	12
7.3	Shares to rank equally	12
7.4	ASX Quotation	12

8.	Vesting conditions	12

8.1	Conditions	12
8.2	Compliance by Participant	12
8.3	Refusal to register transfer	13
8.4	Retention of Holding Statements	13
8.5	Vesting Conditions to apply to Shares	13
8.6	Waiver	13
8.7	Permitted transfer of Shares	13
8.8	Corporate Control Event	13

1 Non-Executive Directors share and option plan rules

8.9	Shares cease to be subject to Vesting Conditions	14
8.10	Notification upon request by Participant	14

9.	Forfeiture of Shares	14

9.1	Forfeiture of Shares to which Vesting Conditions attach	14
9.2	Treatment of Forfeited Shares	15
9.3	Effect of forfeiture	15
9.4	Conditions on forfeiture	15

10.	Power of Attorney	15

10.1	Appointment of Attorney	15
10.2	Ratification of Actions	15
10.3	Indemnity	16

11.	Voting rights	16

12.	Bonus issues	16

13.	Capital reconstructions	16

14.	Issue of Options	16

14.1	Acceptance by Eligible Director	16
14.2	Acceptance by Company	16
14.3	Certificates	16
14.4	Consideration for Options	17
14.5	Entitlement to underlying Shares	17
14.6	Interest in Shares	17

15.	Exercise of Options	17

15.1	Exercise during Exercise Period	17
15.2	Exercise before Exercise Period	17
15.3	First Exercise Date	17
15.4	Exercise Conditions	18
15.5	Waiver of Exercise Conditions	18
15.6	Exercise of Options	18
15.7	Participant agrees to be bound	18
15.8	Issue of Shares	18
15.9	Clearance of Exercise Price	18
15.10	Exercise all or some Options	18
15.11	Replacement Certificate	18
15.12	Shares rank equally	19

16.	Lapse of Options	19

16.1	Lapse of Options	19
16.2	Rights cease	19

17.	Dealings with Options	19

17.1	Options personal	19
17.2	No unauthorised disposal	20
17.3	Permitted transfer of Options	20
17.4	Corporate Control Event	20
17.5	First Exercise Date brought forward	20
17.6	Notice to Participants of change	20

2 Non-Executive Directors share and option plan rules

18.	Participation rights, bonus issues, rights issues, reorganisations of capital and winding up in respect of Options	21

18.1	Application of this Rule	21
18.2	New issues	21
18.3	Bonus issues	21
18.4	Pro-rata issues	21
18.5	Reorganisation of capital	21
18.6	Winding up	21
18.7	Fractions of Shares	21
18.8	Calculations and adjustments	22
18.9	Notice of change	22

19.	Restriction on disposal of Shares acquired pursuant to exercise of Options	22

19.1	Restricted Shares	22
19.2	No disposal whilst Shares in Plan	22
19.3	Waiver	22
19.4	Refusal to register transfer	22
19.5	Withdrawal of Restricted Shares	22
19.6	Cease to be in Plan	22
19.7	Notification upon request by Participant	23

20.	Shareholder approval may be required	23

21.	Quotation of Shares	23

21.1	No Quotation of Options	23
21.2	Quotation of Shares	23

22.	Administration	23

22.1	Powers of the Board	23
22.2	Exercise of powers or discretion	24
22.3	Determinations	24
22.4	Expenses and costs	24
22.5	Board not liable	24

23.	Amendment to Rules	24

23.1	Board or Board may amend Rules	24
23.2	Waiver or amendment	24
23.3	Consent of Participants	25
23.4	Eligible Directors outside Australia	25

24.	Rights of Participants	25

24.1	No conferred rights	25
25.	No representation as to Tax consequences	25

26.	Notices	25

26.1	Service of notices	25
26.2	Effective on receipt	26
26.3	Address	26

27.	Governing law	26

28.	Advice	26

3 Non-Executive Directors share and option plan rules

Opthea Limited

Non-Executive Directors Share and Option Plan Rules

1.	Introduction

1.1	Name of Plan

The Plan is called the Opthea Non-Executive Directors Share and Option Plan.

1.2	Objects of Plan

The objects of the Plan are to enable present and future non-executive Directors to:

(a)

elect to receive newly issued Shares or Options in lieu of receiving some or all of their entitlement to their Director’s existing cash remuneration (in accordance with article 61.8 of the Constitution);

(b)

be awarded newly issued Shares or Options in lieu of additional cash remuneration in respect of services provided to the Company which in the opinion of the Board are outside the scope of ordinary duties of the relevant Director (in accordance with article 61.5 of the Constitution); and/or

(c)	otherwise be awarded newly issued Shares or Options as part of the Directors’ remuneration in addition to any existing cash remuneration paid to Directors (if any).

1.3	Commencement of Plan

The Plan commences on the date determined by the Board.

2.	Defined terms and interpretation

2.1	Defined terms

In these Rules, unless the context otherwise requires:

Accelerated Vesting Event means:

(a)	the occurrence of a Special Circumstance in respect of a Participant; or

(b)	the Board determines under Rule 8.7 or Rule 17.4 that a Corporate Control Event constitutes an Accelerated Vesting Event.

Applicable Law means one or more, as the context requires of:

(a)	the Corporations Act;

(b)	Corporations Regulations;

(c)	any other applicable securities or financial services laws;

(d)

any class order, declaration, exemption or modification made by ASIC pursuant to any of the abovementioned statutes, regulations or laws, or any waiver from the Listing Rules granted by ASX, on which the Company seeks to rely or that binds the Company in making any Offer or otherwise in connection with the operation of the Plan;

(e)	Listing Rules;

(f)	any other legislation regulating or applying to the activities of the Company; and

4 Non-Executive Directors share and option plan rules

(g)	the Constitution.

Application means a duly completed and executed application for the issue of Shares or Options made by an Eligible Director in respect of an Offer, in the form approved by the Board from time to time (which may, without limitation, be an electronic form that is accessible and submitted via a website managed by the Company, its share registry or any other third party service provider).

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited ACN 008 624 691.

Board means all or some of the directors of the Company acting as a board or its delegate under section 198D of the Corporations Act.

Business Day means a day on which banks are open for general banking business in Melbourne, Victoria, excluding Saturdays or Sundays.

Business Hours means from 9.00am to 5.00pm on a Business Day.

Capital Reconstruction means any of the following events:

(a)	the Company issues Shares by way of capitalisation of profits or reserves;

(b)

the Company gives shareholders the right (pro-rata with existing shareholding and on terms including the payment of some consideration by the shareholders on exercising the right) to subscribe for additional Shares;

(c)	the Company subdivides or consolidates the Shares;

(d)	the Company returns issued share capital to holders of Shares;

(e)	the Company issues or cancels Shares on a pro-rata basis; or

(f)	the Company reorganises its issued capital in any other manner that is not referred to above (other than in lieu of dividends or by way of a dividend reinvestment).

Certificate means a certificate issued under Rule 7.4 or 14.3 in the form approved by the Board from time to time or if the Board determines that Options are uncertificated, then a statement to the Participant disclosing the information in Rule 14.3.

Company means Opthea Limited ACN 006 340 567.

Constitution means the constitution of the Company (as amended from time to time).

Corporate Control Event means the occurrence of one or more of the following events:

(a)	an offer is made for Shares (or shares in a Subsidiary) pursuant to a takeover bid under Chapter 6 of the Corporations Act 2001(Cth);

(b)

the Court orders a meeting of members (or a class of members) or creditors (or a class of creditors) under Part 5.1 of the Corporations Act 2001 for the purpose of considering a proposed compromise or arrangement relating to the Company (or a Subsidiary) or a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company (or a Subsidiary) or its amalgamation with any other body corporate or bodies corporate;

(c)

approval is given by a resolution duly passed at a general meeting, or by circular resolution, of members of the Company (or a Subsidiary) for an acquisition that would result in a person having voting power in the Company (or a Subsidiary) of more than 50%;

(d)	a person acquires voting power of more than 50% in the Company:

(i)	as a result of a takeover bid for all of the issued shares in the Company; or

5 Non-Executive Directors share and option plan rules

(ii)	through a scheme of arrangement relating to the acquisition of all of the issued shares of the Company;

(e)	the Board determines that a change of control of the Company has occurred within the meaning of section 50AA of the Corporations Act;

(f)	any other event or transaction (including any other merger, consolidation or amalgamation involving the Company (or a Subsidiary)) occurs or is proposed where either or both of the following applies:

(i)

in the case of a merger, consolidation or arrangement, the transaction results in the holders of Shares (or shares in a Subsidiary) immediately prior to the merger, consolidation or amalgamation having relevant interests, in aggregate, in 50% or less of the voting shares in the body corporate resulting from the merger consolidation or amalgamation; or

(ii)	the Board determines, in its discretion, that the relevant transaction constitutes a Corporate Control Event for the purposes of the Rules;

(g)

the Company (or a Subsidiary) enters into an agreement or agreements to sell, in aggregate, a majority in value of the business or assets of all bodies corporate in the Group (whether or not in the form of shares in a body corporate in the Group) to a person or persons that are not bodies corporate in the Group; or

(h)	an administrator, liquidator, provisional liquidator, receiver or receiver and manager is appointed in respect of the Company or substantially all of the assets of the Company.

Corporations Act means the Corporations Act 2001 (Cth).

Date of Grant means, with respect to a Share or an Option, the date on which the Board grants or issues the Share or Option to an Eligible Director.

Deal or Dealing means sale, transfer, assignment, mortgage, pledge, grant a lien over or otherwise alienate or encumber or attempted sale, transfer, assignment, mortgage, pledge, grant a lien over or other alienation or encumbrance or creation in favour of any third party any interest whatsoever.

Director means a director of the Company (including a non-executive director).

Eligible Director means a Director of a body corporate in the Group (excluding a Director who holds a salaried employment or office in a body corporate in the Group) whom the Board determines is to be issued Shares or Options under the Plan.

Exercise Conditions means the performance, vesting or other conditions (if any) determined by the Board and specified in a Certificate or Offer which are, subject to these Rules, required to be satisfied, reached or met before an Option can, during the Exercise Period, be exercised.

Exercise Period means the period commencing on the First Exercise Date and ending on the Last Exercise Date, subject to any variation to those dates determined by the Board.

Exercise Price means the amount (if any) payable by the holder of an Option on the exercise of the Option, being the amount (or manner of determining the amount) fixed at the time of the issue of the Option and as determined under Rule 5.5.

Final Acceptance Date has the meaning given to this term under Rule 5.3(c).

First Exercise Date with respect to an Option means the date specified in an Offer (or determined under Rule 17.5(a)).

Forfeited Shares means Shares the ownership of which has been or is required to be (as the case may be) forfeited under the Rules.

6 Non-Executive Directors share and option plan rules

Grant Conditions means the conditions (if any) determined by the Board and specified in (or attached to) an Offer which are, subject to these Rules, required to be satisfied, reached or met before a Share or an Option will be granted.

Group means the Company and its Subsidiaries.

Holding Lock means a mechanism arranged or approved by the Board and administered by the Company (including through its share registry) that prevents Shares being disposed of by a Participant.

Holding Statement means a statement issued by the share registry of the Company detailing a Participant’s holding of Shares.

Issue Price means the amount (if any) payable per Share or Option by an Eligible Director on application for Shares or Options offered under an Offer.

Last Exercise Date with respect to an Option means, unless otherwise specified in a Certificate or Offer in respect of that Option:

(a)	the date five years after the First Exercise Date; or

(b)

if a Special Circumstance arises in respect of a Participant during the period starting on the First Exercise Date and ending on the date five years after the First Exercise Date, then the date 12 months (or longer period as may be determined by the Board) after the Special Circumstance arises.

Legal Personal Representative means the executor of the will or an administrator of the estate of a deceased person, the trustee of the estate of a person under a legal disability or a person who holds an enduring power of attorney granted by another person.

Listing Rules means the listing rules of ASX Limited and any other rules of ASX (or the applicable securities exchange) that are applicable to the Company or the Shares while the Company is listed on that exchange, each as amended or replaced from time to time, and except to the extent of any express written waiver by ASX.

Notice of Exercise means a duly completed and executed notice of exercise of an Option by a Participant, in the form approved by the Board from time to time (which may be in electronic form and, without limitation, accessed and submitted via a website managed by the Company, its share registry or another third party service provider).

Offer means an invitation to an Eligible Director to apply for the issue of Shares or Options pursuant to the Plan.

Option means an option issued to a Participant under the Plan to subscribe for a newly issued Share.

Participant means a person who accepts an Offer and holds Shares or Options issued under the Plan and includes, if a Participant dies or becomes subject to a legal disability, the Legal Personal Representative of the Participant.

Plan means the Opthea Limited Non-Executive Directors Share and Option Plan governed by these Rules.

Restriction Period means the period (if any) determined by the Board and specified in an Offer as the period during which Shares acquired (either directly or upon the exercise of an Option) will be Restricted Shares and held in the Plan and subject to the restrictions on disposal under Rule 19.1.

Rules means the rules governing the operation of the Plan set out in this document as amended from time to time.

7 Non-Executive Directors share and option plan rules

Security Interest means a mortgage, charge, pledge, lien, encumbrance or other third party interest of any nature (including the registration and/or perfection of that security interest under the Personal Property Securities Act 2009 (Cth)).

Shares means fully paid ordinary shares in the capital of the Company.

Special Circumstances means with respect to a Participant:

(a)	Total and Permanent Disablement;

(b)	the death of the Participant;

(c)	retirement at 65 years of age or older; or

(d)

any other circumstances as the Board may at any time determine (whether in relation to the Participant, a class of Participants, particular circumstances or a class of circumstances) and whether before or after the Date of Grant.

Subsidiary means:

(a)	a body corporate of which the Company is a holding company in terms of Division 6 of Part 1.2 of the Corporations Act) that the Board has approved for participation in the Plan; or

(b)	a body corporate in which the Company has voting power of not less than 20% (determined under section 610 of the Corporations Act 2001 ) that the Board has approved for participation in the Plan.

Tax includes any tax, levy, impost, GST, deduction, charge, rate, contribution, duty or withholding which is assessed (or deemed to be assessed), levied, imposed or made by or under any law or by any government or any governmental, semi-governmental or judicial entity or authority together with any interest, penalty, fine, charge, fee or other amount assessed (or deemed to be assessed), levied, imposed or made on or in respect of any or all of the foregoing.

Total and Permanent Disablement means the termination or cessation of a Participant’s office with the Company or a Subsidiary as a result of total and permanent disablement, as determined by the Board.

Vesting Conditions means, in relation to a Share, the conditions (if any) included in the terms of the Offer under which the Share was offered, limiting the rights of the Participant holding the Share to Deal in the Share or which might result in forfeiture of the Share.

2.2	Interpretation

In these Rules, unless the context otherwise requires:

(a)	headings are for convenience only and do not affect the interpretation of these Rules;

(b)

reference to any legislation or a provision of any legislation includes a modification or re-enactment of the legislation or a legislative provision substituted for, and all legislation and statutory instruments and regulations issued under, the legislation;

(c)	words denoting the singular include the plural and vice versa;

(d)	words denoting a gender include the other genders;

(e)	reference to any document or agreement includes reference to that document or agreement as amended, novated, supplemented, varied or replaced from time to time;

(f)	where any word or phrase is given a defined meaning in these Rules, any part of speech or other grammatical form of that word or phrase has a corresponding meaning;

8 Non-Executive Directors share and option plan rules

(g)	reference to a rule or paragraph is a reference to a rule or paragraph of these Rules, or the corresponding Rule or Rules of the Plan as amended from time to time; and

(h)

where an act or thing must be done on a particular day or within a particular period, that act or thing must be done before, and that period ends at, 5.00pm Melbourne, Australia time on the relevant day.

2.3	Primary instruments

These Rules are to be interpreted subject to the Applicable Laws.

3.	Principal conditions

3.1	Shares or Options issued only to Eligible Directors

No Shares or Options may be issued to a person under the Plan unless the person remains an Eligible Director as at the Date of Grant, or the Board determines otherwise.

3.2	Compliance with laws

No Share or Option may be issued to, or exercised by, an Eligible Director or Participant if to do so would contravene an Applicable Law (or in the case of an Eligible Director resident outside of Australia, would contravene the local laws or customs of that Director’s country of residence or in the opinion of the Board would require actions to comply with those local laws or customs which are impracticable or unreasonable).

3.3	No prohibited financial assistance

No person may, whether directly or indirectly, provide financial assistance which is prohibited by the Corporations Act to an Eligible Director for the purposes of, or in connection with, the acquisition of Shares or Options under the Plan.

3.4	Eligible Director participation

Neither Shares nor Options may be issued to Eligible Directors pursuant to the Plan unless prior approval of the Company’s shareholders is obtained in accordance with the Listing Rules.

4.	Operation of the Plan

The Plan operates according to these Rules which bind the Company, any Subsidiary and each Participant.

5.	Offers

5.1	Board may make Offer

(a)	Subject to these Rules the Board may from time to time make an Offer to an Eligible Director.

(b)	The Offers will be in such form and content and with such terms and conditions as the Board determines from time to time.

(c)

Where an Offer is made which will involve fee, bonus or other monetary sacrifice by a Participant, the Offer may be made conditional on the Company and the Participant entering into an agreement (which may be constituted by the acceptance of the Offer) setting out the terms and conditions of the fee, bonus or other monetary sacrifice arrangement.

9 Non-Executive Directors share and option plan rules

5.2	Form of Offer

An Offer must be in writing and subject to Rule 5.3, the form of the Offer and the form of the Application accepting the invitation constituted by the Offer must be as approved by the Board from time to time.

5.3	Information contained in Offer

An Offer must state:

(a)	the name and address of the Eligible Director to whom the Offer is made;

(b)	the date of the Offer;

(c)	the final date that a Participant may accept the invitation constituted by the Offer (Final Acceptance Date);

(d)	the maximum number of Shares or Options for which the Eligible Director may make an Application;

(e)	the Grant Conditions (if any) attaching to the Shares or Options the subject of the Offer;

(f)	in respect of an Offer of Shares:

(i)	the Vesting Conditions (if any) attaching to the Shares the subject of the Offer;

(ii)	the Issue Price (if any) or the manner of determining the Issue Price (if any) of the Shares the subject of the Offer;

(g)	in respect of an Offer of Options:

(i)	the First Exercise Date of the Options the subject of the Offer;

(ii)	the Last Exercise Date of the Options the subject of the Offer;

(iii)	the Exercise Price (if any) or the manner of determining the Exercise Price (if any) of the Options the subject of the Offer;

(iv)	the Exercise Conditions (if any) attaching to the Options the subject of the Offer;

(v)	the Vesting Conditions (if any) attaching to the Shares issued upon exercise of the Options; and

(h)	any other specific terms and conditions applicable to the Offer.

5.4	Number of Shares or Options

The number of Shares or Options the subject of an Offer to an Eligible Director is as determined by the Board.

5.5	Issue Price and Exercise Price

The Issue Price (if any) in respect of a Share and the Exercise Price (if any) in respect of an Option (subject to any adjustment under Rule 18) is as determined by the Board.

5.6	Terms

The terms and conditions applicable to an Offer, including the Final Acceptance Date, the First Exercise Date, the Last Exercise Date, any Grant Conditions, any Vesting Conditions, any Exercise Conditions, are as determined by the Board (in its absolute discretion).

5.7	Exercise Price and Issue Price in Australian dollars

The Issue Price (if any) in respect of a Share and the Exercise Price (if any) in respect of an Option must be denominated and payable in Australian dollars.

10 Non-Executive Directors share and option plan rules

5.8	Offer personal

An Offer under the Plan is personal to the Eligible Director to whom it is made and, accordingly, the invitation constituted by an Offer may only be accepted by, and Shares or Options may only be issued to, the Eligible Director to whom the Offer is made.

5.9	In lieu of cash remuneration

Where an Eligible Director:

(a)

elects to receive newly issued Shares or Options in lieu of receiving some or all of his/her entitlement to his/her Director’s existing cash remuneration (Election) and the Board agrees with the Election; or

(b)

is to awarded newly issued Shares or Options in lieu of additional cash remuneration in respect of services provided to the Company which in the opinion of the Board are outside the scope of ordinary duties of the relevant Director, the Eligible Director will as a Participant be issued the number of Shares or Options that is derived by the following formula:

Number of Shares or Options to be issued =	A
B

where

(c)	in the case of an Election, A is equal to the dollar value nominated by the Participant;

(d)	in all other cases, A is equal to the dollar value of the award to be granted to the Participant (such dollar value to be determined by the Board in its absolute discretion); and

(e)	B is the by reference to the volume weighted average price of ordinary shares quoted on the ASX on the 5 trading days preceding the date of determination of the award by the Board.

6.	Application for Shares and Options

6.1	Acceptance of Offer

An Eligible Director may accept the invitation constituted by an Offer by giving to the Company an Application (and in the case of an Offer for Shares or Options that have an Issue Price, a cheque for the relevant amount) by the Final Acceptance Date.

6.2	Application for all or some of Shares or Options the subject of an Offer

An Eligible Director may in his or her discretion accept the invitation constituted by an Offer, in whole or in part, in multiples of 100 Shares or Options or another multiple of Shares or Options as the Board may allow for the Eligible Director. An Eligible Director cannot accept less than the number of Shares or Options that would constitute the minimum parcel determined by the Board.

6.3	Lapse of Offer

An Offer not accepted in accordance with Rule 6.1 will lapse at 5:00pm Melbourne time on the Final Acceptance Date.

6.4	Withdrawal of Offer prior to acceptance

The Board reserves the right (subject to any Applicable Law) to withdraw an Offer made to an Eligible Director, provided that Offer has not yet been accepted in accordance with Rule 6.1.

11 Non-Executive Directors share and option plan rules

7.	Issue of Shares

7.1	Acceptance by Eligible Director

By accepting an Offer for Shares in accordance with Rule 6.1, the Eligible Director will be taken to have:

(a)	agreed to become a Shareholder and be bound by the Constitution;

(b)	agreed to become a Participant bound by these Rules; and

(c)	irrevocably offered to acquire Shares:

(i)	under, and subject to, these Rules; and

(ii)	on and subject to the terms and conditions of the Offer.

7.2	Acceptance by Company

(a)

Subject to the terms and conditions included in an Offer, the Company will register that number of Shares set out in the duly completed Application in the name of the relevant Eligible Director. Nothing in any Offer or Application, or in these Rules, will be taken to confer on any Eligible Director any right or title to or interest in, any Shares until the Shares are so registered.

(b)

The Company will give notice, or cause notice to be given, to a Participant (or any person authorised to receive such notice on the Participant’s behalf), in accordance with the Listing Rules, of the registration in the Participant’s name of Shares issued under the Plan, including information on the following:

(i)	the number of Shares issued to the Participant;

(ii)	the Date of Grant of those Shares;

(iii)	the Vesting Conditions (if any) attaching to the Shares; and

(iv)	any other specific terms and conditions applicable.

7.3	Shares to rank equally

Unless otherwise determined by the Board at the time of an Offer, all Shares issued pursuant to the Offer will rank equally with existing Shares on and from their Date of Grant, including in respect of all rights issues, bonus share issues and dividends which have a record date for determining entitlements on or after the Date of Grant, unless otherwise specified in a particular Offer.

7.4	ASX Quotation

The Company will apply (at its expense) to the ASX for the official quotation of any Shares issued to Participants for the purposes of the Plan in accordance with Listing Rule 2.4.

8.	Vesting conditions

8.1	Conditions

The Board may offer Shares with such conditions relating to the Dealing or forfeiture of the Shares as determined by the Board from time to time.

8.2	Compliance by Participant

Each Participant undertakes to:

(a)	only Deal in the Shares as permitted by the Vesting Conditions (if any); and

(b)	observe all Vesting Conditions attached to the Shares issued to them.

12 Non-Executive Directors share and option plan rules

8.3	Refusal to register transfer

(a)

Subject to the Listing Rules, the Company must refuse to register a paper-based transfer, and must apply or cause to be applied a Holding Lock to prevent a transfer, of any Shares to which Vesting Conditions attach, and the Board on behalf of the Company may take any other steps that it considers necessary or appropriate, to enforce and give effect to the disposal restrictions under the Vesting Conditions.

(b)	Each Participant irrevocably authorises the Board on behalf of the Company to apply a Holding Lock to any Shares to which Vesting Conditions attach held by that Participant.

8.4	Retention of Holding Statements

Until any Vesting Conditions for a Share are satisfied and any restriction on Dealing in the Share imposed by Rule 8.1 expires, if required by the Company, the Company may retain the Holding Statements in relation to the Share and any subsequent shares issued with respect to the Share under a bonus issue. The Company will promptly deliver any Holding Statements in relation to a Share which it holds to the Participant on the satisfaction of all Vesting Conditions for the Share and expiry of any restriction on sale of the Share imposed under Rule 8.1.

8.5	Vesting Conditions to apply to Shares

Any Shares that a Participant acquires in respect of Shares to which Vesting Conditions attach pursuant to a rights issue or bonus share issues by the Company will also be deemed to have the same Vesting Conditions attached.

8.6	Waiver

The Board may, at its discretion, by notice to the Participant reduce or waive the Vesting Conditions attaching to Shares in whole or in part at any time and in any particular case including due to Special Circumstance or another Accelerated Vesting Event, subject to Rule 20.

8.7	Permitted transfer of Shares

The Board may determine that Shares to which Vesting Conditions attach may be transferred by an instrument of transfer, in the following circumstances:

(a)	a transfer constituting the necessary transfer documents following an acceptance of an offer made under an off-market bid relating to Shares;

(b)	a transfer to a bidder on the sale of the Shares under Division 3 of Part 6A.1 of the Corporations Act;

(c)	a transfer to a 100% holder on the sale of the Shares under Division 2 of Part 6A.2 of the Corporations Act;

(d)	a transfer under Part 6A.3 of the Corporations Act to a person entitled to acquire the Shares under section 661A or 664A of the Corporations Act; or

(e)	a transfer approved by the Board in those circumstances as may be determined by the Board.

The Board must notify Participants if a circumstance set out in this Rule 8.7 occurs and the Board authorises transfer of Shares pursuant to this Rule.

8.8	Corporate Control Event

If a Corporate Control Event occurs, the Board may determine that this constitutes an Accelerated Vesting Event.

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8.9	Shares cease to be subject to Vesting Conditions

On the earliest of:

(a)	a determination by the Board that any Vesting Conditions have been satisfied, reached or met; and

(b)	the Board making a determination under Rule 8.7 or to waive any applicable Vesting Conditions under Rule 8.6;

then:

(c)	the relevant Shares cease to be subject to the restrictions under this Rule 8 and the forfeiture provisions under Rule 9; and

(d)	the Board must, as soon as reasonably practicable, lift the Holding Lock in respect of the relevant Shares and must notify the holder of the Shares that the Holding Lock has been lifted.

8.10	Notification upon request by Participant

The Company must, if requested, notify the holder of the Shares of the particular time when the Holding Lock was lifted under Rule 8.9.

9.	Forfeiture of Shares

9.1	Forfeiture of Shares to which Vesting Conditions attach

If a Participant holds any Shares to which Vesting Conditions attach under this Plan, the Participant’s ownership of those Shares will be forfeited by the Participant (or any person claiming through the Participant) to the Company (or otherwise as directed by the Board) if:

(a)

the Vesting Conditions applicable to the Shares have not been satisfied, reached or met in accordance with their terms or are not capable of being satisfied, reached or met (except for reason of Special Circumstances and the Board determining that in such Special Circumstances the Vesting Conditions are to be waived or modified); or

(b)	the Board determines that a Participant:

(i)	has been convicted on indictment of an offence against the Corporations Act in connection with the affairs of the Company or any body corporate in the Group;

(ii)

has had a judgement entered against him or her in civil proceedings in respect of the contravention by the Participant of his or her duties at law, in equity or under statute in his or her capacity as a Director of the Company or any body corporate in the Group;

(iii)	has committed an act of fraud, defalcation or gross misconduct in relation to the affairs of that body corporate (whether or not charged with an offence);

(iv)	has breached the Company’s policy (if any) on hedging of long term incentives; or

(v)	has done an act which brings the Group or any body corporate in the Group into disrepute; or

(c)	the Participant’s office of a body corporate in the Group is terminated or ceases, other than:

(i)	where the termination or cessation of office is due to the occurrence of a Special Circumstance; or

(ii)	where the Board determines otherwise,

subject	to Rule 20.

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9.2	Treatment of Forfeited Shares
(a)	As soon as reasonably practicable after Forfeited Shares are transferred to the Company, the Company must:

(i)	sell those Forfeited Shares in the ordinary course of trading on the stock market of the ASX;

(ii)	cancel the Forfeited Shares; or

(iii)	deal with the Forfeited Shares in any other manner determined by the Board from time to time.

(b)

For the avoidance of doubt, the Company will hold full legal and beneficial title to any Forfeited Shares which are transferred to the Company pursuant to any power of attorney granted by a Participant under Rule 10 at all times until those Forfeited Shares are disposed of by the Company.

9.3	Effect of forfeiture

For the avoidance of doubt, no consideration or compensation will be payable to a Participant for or in relation to the forfeiture by the Participant of ownership of Shares held under the Plan.

9.4	Conditions on forfeiture

In making any determination as to the forfeiture or otherwise of the ownership of Shares or other entitlements under Rule 9 the Board may:

(a)	impose any conditions that it thinks fit; and

(b)	determine that a Participant will be required to forfeit all or a specified number of the Shares held by the Participant or other entitlements arising from those Shares under the Plan.

10.	Power of Attorney

10.1	Appointment of Attorney

At all times while a Participant holds Shares in respect of which a Vesting Condition has not been satisfied, reached or met, the relevant Participant irrevocably appoints the Company and any person nominated from time to time by the Company (each an Attorney) severally, as the Participant’s attorney, to:

(a)

do all acts, matters and things which the Attorney considers necessary or desirable to be done in order that any Shares may be registered in the name of the Participant or to give effect to the powers of sale or forfeiture referred to in these Rules including acquiring or disposing of the Shares;

(b)	execute in the name of the Participant an instrument or instruments of transfers of the Shares or make any alteration or addition whatsoever which the Attorney may think fit; and

(c)	exercise all of the powers of the Participant in relation to acquisition, sale or disposal (including forfeiture under Rule 9) of the Participant’s Shares.

10.2	Ratification of Actions

The Participant will confirm and ratify everything which an Attorney may do pursuant to any power set out in Rule 10.1 and no person dealing with the Attorney shall be bound or concerned to enquire as to the occasion for or the regularity of the exercise of any such power.

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10.3	Indemnity

The Participant will indemnify and keep indemnified the Attorney against all losses, liabilities, costs, expenses, proceedings, claims, actions, demands, and damages in consequence of or arising out of the exercise by the Attorney of any of the powers granted under this Rule 10.

11.	Voting rights

Unless otherwise resolved by the Board when it makes an Offer, and subject to the terms of issue of the relevant Shares, a Participant may exercise (whether in person or by proxy) any voting rights attaching to the Shares registered in the Participant’s name which were the subject of the Offer.

12.	Bonus issues

Unless otherwise resolved by the Board when it makes an Offer, a Participant who holds the Shares issued pursuant to the Offer has the same entitlement as any other shareholder in the Company to participate in any bonus issue, provided however, if the Shares held by the Participant are subject to any Vesting Conditions or any restrictions on sale imposed under Rule 8.1, any shares issued to a Participant under the bonus issue will be subject to these Rules as if those shares were Shares issued under the Offer made to the Participant.

13.	Capital reconstructions

In the event of a Capital Reconstruction, subject to any provision in the Listing Rules, the Board may adjust any or all of the number of Shares issued pursuant to the Offer to a Participant as the Board deems appropriate.

14.	Issue of Options

14.1	Acceptance by Eligible Director

By accepting an Offer for Options in accordance with Rule 6.1, the Eligible Director will be taken to have:

(a)	agreed to become a Participant bound by these Rules; and

(b)	irrevocably offered to acquire Options (and Shares upon the exercise of Options):

(i)	under, and subject to, these Rules; and

(ii)	on and subject to the terms and conditions of the Offer.

14.2	Acceptance by Company

Unless provided for otherwise in an Offer, the Company will be deemed to have accepted an Eligible Director’s Application in respect of an Offer for Options on the issue to the Eligible Director of the Options the subject of the Application, and the notification to the Eligible Director of the Date of Grant of those Options. Nothing in any Offer or Application, or in these Rules, will be taken to confer on any Eligible Director any right or title to or interest in, any Options until such issue occurs and notice is provided.

14.3	Certificates

The Company must give a Participant one or more Certificates stating (or which, if applicable, attach a separate document stating):

(a)	the number of Options issued to the Participant;

16 Non-Executive Directors share and option plan rules

(b)	the Issue Price (if any) of those Options;

(c)	the Exercise Price (if any) of those Options;

(d)	the Date of Grant of those Options;

(e)	the First Exercise Date of the Options;

(f)	the Last Exercise Date of the Options;

(g)	the Exercise Conditions (if any) attaching to the Options;

(h)	if the underlying Shares over which the Option is exercisable are to be Restricted Shares under Rule 19.1, details of the restriction; and

(i)	any other specific terms and conditions applicable.

14.4	Consideration for Options

If Options are issued with a zero Issue Price, the Options will be issued for consideration comprising:

(a)

the services that are expected to be provided by an Eligible Director to or for the benefit of the Group, either as payment in lieu of the relevant Director’s existing cash remuneration or in addition to any existing cash remuneration payable to the relevant Director; or

(b)

the services that have already been provided by an Eligible Director for the benefit of the Group which in the opinion of the Board are outside of the scope of ordinary duties of the relevant Director,

and no further monetary or other consideration will be payable in respect of the issue of an Option.

14.5	Entitlement to underlying Shares

Subject to these Rules, each Option confers on its holder the entitlement to subscribe for and be issued one Share at the Exercise Price (if any).

14.6	Interest in Shares

A Participant has no interest in a Share the subject of an Option held by the Participant unless and until the Share is issued to that Participant pursuant to the exercise of an Option under these Rules and does not have any rights to dividends, rights to vote or rights to the capital of the Company as a result of holding an Option. Subject to the Corporations Act and the Constitution, Participants will not, as holders of Options, have any right to attend or vote at general meetings of holders of Shares.

15.	Exercise of Options

15.1	Exercise during Exercise Period

Subject to Rules 3.2, 15.2, 15.3, 15.4 and 20, an Option may be exercised at any time during the Exercise Period for that Option.

15.2	Exercise before Exercise Period

An Option may be exercised before the Exercise Period if permitted under Rule 17.5 or 18.6.

15.3	First Exercise Date

The Certificate or Offer will specify the First Exercise Date in respect of an Option. The exercise of an Option after the First Exercise Date is subject to any Exercise Conditions under Rule 15.4.

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15.4	Exercise Conditions

Subject to Rule 15.5, if the Certificate or Offer in respect of an Option specifies any Exercise Conditions, the Option may not be exercised unless and until those Exercise Conditions have been satisfied, reached or met.

15.5	Waiver of Exercise Conditions

The Board may, at its discretion, by notice to the Participant reduce or waive the Exercise Conditions attaching to Options in whole or in part at any time and in any particular case including due to Special Circumstance or another Accelerated Vesting Event.

15.6	Exercise of Options

Subject to these Rules, Options which have not lapsed may be exercised by the Participant giving to the Company:

(a)	a Notice of Exercise signed by the Participant;

(b)	the Certificate for those Options; and

(c)	if there is an Exercise Price for the Options:,

(i)	payment (in cleared funds) of the amount calculated by multiplying the number of Options being exercised by the Exercise Price; or

(ii)	payment, or the Participant’s agreement to pay, the relevant amount under any ‘cashless exercise’ arrangement that is acceptable to, and approved by, the Board,

but no Participant shall be able to exercise an Option that remains subject to Exercise Conditions that have not been satisfied, reached or met, or else waived under Rule 15.5.

15.7	Participant agrees to be bound

By exercising an Option, a Participant will be taken to have agreed to become a Shareholder and be bound by the Constitution.

15.8	Issue of Shares

Subject to these Rules, on the exercise of an Option the Company must issue and allot a Share, as soon as reasonably practicable (subject to Rule 15.9) to the Participant.

15.9	Clearance of Exercise Price

The Company is not obliged to issue Shares on exercise of Options until any cheque received in payment of the Exercise Price has been honoured on presentation (if there is an Exercise Price for the Options).

15.10	Exercise all or some Options

(a)

A Participant may only exercise Options in multiples of 100 or another multiple as the Board determines unless the Participant exercises all Options covered by a Certificate able to be exercised by him or her at that time or under a cashless exercise arrangement.

(b)

The exercise by a Participant of only some of the Options held by the Participant does not affect the Participant’s right to exercise at a later date other Options held by the Participant that have not lapsed (whether those other Options have the same First Exercise Date or otherwise).

15.11	Replacement Certificate

If a Participant submits a Notice of Exercise in respect of only part of the Options covered by a Certificate, the Company must issue a Certificate stating the remaining number of Options held by the Participant.

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15.12	Shares rank equally

Shares issued on the exercise of Options rank equally with all existing Shares on and from the date of issue in respect of all rights issues, bonus share issues and dividends which have a record date for determining entitlements on or after the date of issue of those Shares.

16.	Lapse of Options

16.1	Lapse of Options

Unless otherwise specified in the Exercise Conditions or determined otherwise by the Board an Option lapses on the earlier of:

(a)	the Last Exercise Date;

(b)	a determination of the Board that the Option should lapse because the Participant, in the Board’s opinion:

(i)	has committed an act of fraud, defalcation or gross misconduct in relation to the affairs of that body corporate (whether or not charged with an offence); or

(ii)	has done an act which brings the Group or any body corporate in the Group into disrepute;

(iii)	has been convicted on indictment of an offence against the Corporations Act in connection with the affairs of the Company or any body corporate in the Group;

(iv)

has had a judgement entered against him or her in civil proceedings in respect of the contravention by the Participant of his or her duties at law, in equity or under statute in his or her capacity as a Director of the Company or any body corporate in the Group; or

(v)	has breached the Company’s policy (if any) on hedging of long term incentives; or

(c)	the Participant’s office of a body corporate of the Group is terminated or ceases, other than:

(i)	where the termination or cessation of office is due to the occurrence of a Special Circumstance; or

(ii)	where the Board determines otherwise,

subject to Rule 20.

16.2	Rights cease

If a Participant fails for any reason to exercise all the Options registered in the Participant’s name before the occurrence of a circumstance set out in Rule 16.1, those Options that the Participant:

(a)	would have been entitled to exercise and that have not been exercised; and

(b)	may have had a right or entitlement to have vested in the Participant,

lapse and all rights of a Participant under the Plan in respect of those Options cease.

17.	Dealings with Options

17.1	Options personal

Except where Options have been transferred under Rule 17.3, Options held by a Participant are personal to the Participant and may not be exercised by another person.

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17.2	No unauthorised disposal

Except as permitted under Rule 17.3, a Participant must not dispose of or grant a Security Interest over or otherwise engage in any Dealing with an Option or an interest in an Option, and the Security Interest or disposal or dealing is not recognised in any manner by the Company.

17.3	Permitted transfer of Options

The Board may determine that Options may be transferred by an instrument of transfer, in the following circumstances:

(a)	a transfer constituting the necessary transfer documents following an acceptance of an offer made under an off-market bid relating to Options;

(b)	a transfer to a bidder on the sale of the Options under Division 3 of Part 6A.1 of the Corporations Act;

(c)	a transfer to a 100% holder on the sale of the Options under Division 2 of Part 6A.2 of the Corporations Act;

(d)	a transfer under Part 6A.3 of the Corporations Act to a person entitled to acquire the Options under section 661A or 664A of the Corporations Act; or

(e)	a transfer approved by the Board in those circumstances as may be determined by the Board.

The Board must notify Participants if a circumstance set out in this Rule 17.3 occurs and the Board authorises transfer of Options pursuant to this Rule.

17.4	Corporate Control Event

If a Corporate Control Event occurs the Board may determine that this constitutes an Accelerated Vesting Event.

17.5	First Exercise Date brought forward

If an Accelerated Vesting Event occurs or is expected to occur while a Participant is employed with the Group, the Board may, at its discretion:

(a)	bring forward the First Exercise Date of all Options held by the Participant to a date determined by the Board; and

(b)	waive or vary any Exercise Conditions in regard to an Option held by the Participant in accordance with Rule 15.5,

subject to Rule 20.

17.6	Notice to Participants of change

If the Board determines to alter the First Exercise Date and Exercise Conditions under Rule 17.5, the Company:

(a)	must within 14 days of the alteration give notice to each Participant affected by the Accelerated Vesting Event in respect of any Options held by the Participant; and

(b)	may have to issue a replacement Certificate for the Options.

20 Non-Executive Directors share and option plan rules

18.	Participation rights, bonus issues, rights issues, reorganisations of capital and winding up in respect of Options

18.1	Application of this Rule

This Rule 18 applies to Participants who holds Options that they have not yet exercised, provided the Options have not lapsed in accordance with the Rules.

18.2	New issues

Participants holding Options are not entitled to participate in any new issue to existing holders of securities in the Company unless:

(a)	they have become entitled to exercise their Options under the Plan; and

(b)	they do so before the record date for the determination of entitlements to the new issue of securities and participate as a result of being holders of Shares.

The Company shall give Participants, in accordance with the Listing Rules, notice of any new issue of securities before the record date for determining entitlements to the new issue.

18.3	Bonus issues

If the Company makes (whether before or during the Exercise Period) a bonus issue of Shares or other securities to existing holders of Shares (other than an issue in lieu or in satisfaction of dividends or by way of dividend reinvestment) and no Share has been issued in respect of an Option before the record date for determining entitlements to the bonus issue, then the number of underlying Shares over which the Option is exercisable is increased by the number of Shares which the Participant would have received if the Participant had exercised the Option prior to such record date.

18.4	Pro-rata issues

If the Company makes (whether before or during the Exercise Period) a pro-rata issue of Shares (except a bonus issue) to existing holders of Shares (other than an issue in lieu or in satisfaction of dividends or by way of dividend reinvestment) and no Share has been issued in respect of an Option before the record date for determining entitlements to the issue, the Exercise Price (if any) of the Option is reduced in accordance with the Listing Rules.

18.5	Reorganisation of capital

If there is a reorganisation of capital of the Company (whether before or during the Exercise Period) then the rights of a Participant (including the number of Options to which each Participant is entitled and the Exercise Price, if any) are amended in accordance with the Listing Rules or as would be required by the Listing Rules if the Company was subject to the Listing Rules at the time of the reorganisation.

18.6	Winding up

If (whether before or during the Exercise Period) a resolution for a members’ voluntary winding up of the Company is proposed (other than for the purpose of a reconstruction or amalgamation) the Board may, in its absolute discretion, give written notice to Participants of the proposed resolution. Subject to the Exercise Conditions, the Participants may, during the period referred to in the notice, exercise their Options if the Last Exercise Date for the Options has not expired.

18.7	Fractions of Shares

For the purposes of this Rule 18, if Options are exercised simultaneously, then the Participant may aggregate the number of Shares or fractions of Shares for which the Participant is entitled to subscribe. Fractions in the aggregate number only will be disregarded in determining the total entitlement of a Participant.

21 Non-Executive Directors share and option plan rules

18.8	Calculations and adjustments

Any calculations or adjustments which are required to be made under this Rule 18 will be made by the Board and, in the absence of manifest error, are final and conclusive and binding on the Company and the Participant.

18.9	Notice of change

The Company must within a reasonable period give to each Participant notice of any change under Rule 18 to the Exercise Price (if any) of any Options held by the Participant or to the number of Shares which the Participant is entitled to subscribe for on exercise of an Option.

19.	Restriction on disposal of Shares acquired pursuant to exercise of Options

19.1	Restricted Shares

The Shares acquired under this Plan pursuant to exercise of Options may be subject to restriction on disposal under this Rule 19.1 (Restricted Shares).

19.2	No disposal whilst Shares in Plan

The Certificate may specify any period during which Shares will be Restricted Shares (Restriction Period). A holder of Restricted Shares must not dispose of or engage in any Dealing with any of those Restricted Shares or any interest in those Restricted Shares while those Restricted Shares are held in the Plan and subject to these Rules.

19.3	Waiver

The Board may, at its discretion, by notice to the Participant reduce or waive the period in which Restricted Shares are subject to restriction on disposal under this Rule 19.3.

19.4	Refusal to register transfer
(a)

Subject to the Listing Rules, the Company must refuse to register a paper-based transfer, and must apply or cause to be applied a Holding Lock to prevent a transfer, of any Restricted Shares, and the Board on behalf of the Company may take any other steps that it considers necessary or appropriate, to enforce and give effect to the disposal restrictions under this Rule 19.4.

(b)	Each Participant irrevocably authorises the Board on behalf of the Company to apply a Holding Lock to any Restricted Shares held by that Participant.

19.5	Withdrawal of Restricted Shares

A holder of Restricted Shares may at any time, by serving on the Company a written withdrawal notice in a form approved by the Board, apply to withdraw from the Plan a portion of or all Restricted Shares held by the holder. The Board may determine in its discretion whether to grant a request made under this Rule 19.5.

19.6	Cease to be in Plan

On the earliest of:

(a)	the expiry of any applicable Restriction Period;

(b)	the acceptance by the Board of a request under Rule 19.5; and

(c)	the Board making a determination to release some or all of the Restricted Shares under Rule 19.3,

then:

22 Non-Executive Directors share and option plan rules

(d)	the relevant Restricted Shares cease to be held in the Plan and subject to these Rules;

(e)	the relevant Restricted Shares cease to be subject to the restrictions under this Rule 19.6;

(f)	the Board must, as soon as reasonably practicable, lift the Holding Lock in respect of the relevant Shares and must notify the holder of the Shares that the Holding Lock has been lifted.

19.7	Notification upon request by Participant

The Company must, if requested, notify the holder of the Shares of the particular time when the Holding Lock was lifted under Rule 19.6.

20.	Shareholder approval may be required

To the extent that the exercise of the Board’s discretion under Rules 8.6, 9.1(c), 15.5, 17.5 or any other amendment to the terms of a Participant’s Offer under the Rules would trigger the requirement for shareholder approval under section 200B of the Corporations Act, the Company agrees to use reasonable endeavours to seek shareholder approval for the benefit under section 200E of the Corporations Act at the next Annual General Meeting of the Company.

Explanatory note: Section 200B of the Corporations Act deals with retirement benefits given to a person who holds (or has held any time in the last 3 years before his or her retirement) the office or position of a managerial or executive office in the Company or a related body corporate.

21.	Quotation of Shares

21.1	No Quotation of Options

The Company will not seek official quotation of any Options.

21.2	Quotation of Shares

The Company must apply to ASX for quotation of Shares issued following the acceptance of an Offer or Shares issued on exercise of Options, if other Shares of the Company are officially quoted by ASX at that time.

22.	Administration

The Plan is administered by the Board.

22.1	Powers of the Board

The Board has power to:

(a)	exercise all powers and discretions vested in it under these Rules;

(b)	determine appropriate procedures and make regulations and guidelines for the administration and operation of the Plan which are not inconsistent with these Rules;

(c)	resolve conclusively all questions of fact or interpretation arising in connection with the Plan;

(d)

terminate or suspend the operation of the Plan at any time, provided that the termination or suspension does not adversely affect or prejudice the rights of Participants holding Shares or Options at that time or contravene any Applicable Law;

(e)

delegate those functions and powers it considers appropriate, for the efficient administration of the Plan, to any person or persons whom the Board reasonably believes to be capable of performing those functions and exercising those powers;

23 Non-Executive Directors share and option plan rules

(f)	take and rely on independent professional or expert advice in or in relation to the exercise of any of their powers or discretions under these Rules;

(g)	administer the Plan in accordance with these Rules as and to the extent provided in these Rules; and

(h)	make regulations for the operation of the Plan consistent with these Rules.

22.2	Exercise of powers or discretion

Any power or discretion which is conferred on the Board or Board by these Rules may be exercised by the Board or Board in the interests or for the benefit of the Company, and the Board or Board is not, in exercising that power or discretion, under any fiduciary or other obligation to another person, including a Participant.

22.3	Determinations

Where these Rules provide for a determination, decision, approval or opinion of the Board or Board, that determination, decision, approval or opinion may be made or given by the Board or Board (as applicable) in its absolute discretion. In the absence of manifest error, any determination, decision, approval or opinion of the Board or Board as to the interpretation, effect or application of the Rules will be final.

22.4	Expenses and costs

Subject to these Rules, the Company and its Subsidiaries must pay all expenses, costs and charges incurred in the administration of the Plan in the amounts and proportions as they shall agree.

22.5	Board not liable

No member of the Board shall be liable for anything done, or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own wilful misconduct or as expressly provided by law.

23.	Amendment to Rules

23.1	Board or Board may amend Rules

Subject to the Listing Rules, the Board or Board may, in its absolute discretion, at any time amend any of these Rules, or waive or modify the application of any of these Rules in relation to any Participant. In particular, amendments, waivers or modifications may be made in order to enable Shares or Options issued to Participants to be assessed at the ‘ESS deferred taxing point’ as defined in section 83A-120 of the Income Tax Assessment Act (Cth) 1997. Any amendment may be given such retrospective effect as the Board or Board may determine from time to time.

23.2	Waiver or amendment

The Company will not be taken to have waived any provision of, or any right, or entitlement under these Rules, or agreed to any amendment of the Rules, unless it does so expressly in writing and provided further that any waiver or amendments of these Rules is carried out in accordance with the Listing Rules.

24 Non-Executive Directors share and option plan rules

23.3	Consent of Participants

If an amendment to be made under Rule 23.1 would adversely affect the rights of Participants in respect of any Shares or Options then held by them, the Board or Board must obtain the consent of Participants who between them hold not less than 75% of the total number of those Shares or Options held by all those Participants before making the amendment.

23.4	Eligible Directors outside Australia

The Board or Board may make any additions, variations or modifications to the Rules, in relation to the implementation of the Plan and the specific application of the Rules, to Eligible Directors residing outside Australia.

24.	Rights of Participants

24.1	No conferred rights

These Rules:

(a)	do not confer on any Participant any right or entitlement if that right or entitlement could only be provided with approval of the Company’s shareholders;

(b)	do not confer on an Eligible Director the right to receive and Offer, Shares or Options;

(c)	do not confer on a Participant the right to continue as a Director (or as a director or officer of any body corporate in the Group);

(d)	do not affect any rights which the Company or a Subsidiary may have to dismiss or remove the Participant as a Director (or as a director or officer of any body corporate in the Group); and

(e)	may not be used to increase damages in an action brought against the Company or a Subsidiary in respect of that termination or removal.

25.	No representation as to Tax consequences

Neither the Company nor any adviser to the Company, Board or the Board:

(a)

represents or warrants that the Plan will have any particular taxation or financial consequences or that any Eligible Director or Participant will gain any taxation or financial advantage by participating in the Plan; and

(b)

are liable for any Taxes imposed upon or duties assessed against a Participant as a consequence of the Participant’s participation in the Plan, the receipt by the Participant of Shares or Options offered under the Plan or other Dealing in the Shares or Options by the Participant.

26.	Notices

26.1	Service of notices

A notice, demand, consent, approval or communication under the Rules (Notice) must be:

(a)	in writing, in English and signed by a person duly authorised by the sender; and

(b)	hand delivered or sent by prepaid post or facsimile to the recipient’s address for Notices specified in Rule 26.3, as varied by any Notice given by the recipient to the sender.

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26.2	Effective on receipt

A Notice given in accordance with Rule 26.1 takes effect when taken to be received (or at a later time specified in it), and is taken to be received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post, two Business Days after the date of posting (or seven Business Days after the date of posting if posted to or from a place outside Australia);

(c)

if sent by facsimile, when the sender’s facsimile system generates a message confirming successful transmission of the entire Notice unless, within eight Business Hours after the transmission, the recipient informs the sender that it has not received the entire Notice, but if the delivery, receipt or transmission is not on a Business Day or is after 5.00pm on a Business Day, the Notice is taken to be received at 9.00am on the next Business Day.

26.3	Address

The address of the Eligible Director and the Company for the purposes of giving a Notice is:

(a)

in the case of the Company, at the address of its registered office from time to time, which at the date of this Plan is situated at Suite 0403, Level 4, 650 Chapel Street, South Yarra, Victoria 3141; and

(b)	in the case of the Eligible Director, the address of the Eligible Director as specified in the records of the Company.

27.	Governing law

These Rules and the rights and obligations of Participants under the Plan are governed by the law of Victoria, and each Participant irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Victoria.

28.	Advice

Eligible Directors and Participants should obtain their own independent advice at their own expense on the financial, taxation and other consequences to them of or relating to participation in the Plan.

26 Non-Executive Directors share and option plan rules

OPTHEA LIMITED - ESOP PLAN OPTION CERTIFICATE

This certificate is provided under Rule 14.3 of the Opthea Non-Executive Directors Share and Option Plan (Plan). The terms used in this certificate have the same meaning as in the Plan.

Participant	[Name]

Number of Options issued	[Insert number of Options issued to the Participant named above.]

Issue Price for the Options	[Insert issue price (if any) for the Options issued to the Participant.]

Exercise Price for the Options	[Insert exercise price (if any) for the Options issued to the Participant.]

Date of Grant for the Options	[Insert date the Options issued to the Participant were granted.]

First Exercise Date	[Insert expected First Exercise Date (typically 2 or 3 years after the Date of Grant) for the Options issued to the Participant.]

Last Exercise Date	[Insert expected Last Exercise Date (typically 5 years after the First Exercise Date) for the Options issued to the Participant.]

Exercise Conditions	[Insert any conditions to be satisfied before the Participant can exercise their Options (e.g. Participant’s KPIs, etc).]

Restricted Shares	[Insert period of disposal restriction, if any.]

Other terms and conditions	[Insert any other terms and conditions to be satisfied by the Participant.]

27 Non-Executive Directors share and option plan rules

OPTHEA LIMITED - NOTICE OF ALTERATION TO OPTION CONDITIONS

Date of Notice:	[Note - this notice must be given within 14 days of the alteration.]

Participant:	[Name]

Number of Options affected:	[Insert number of Options held by the Participant that have not been exercised as at the date of this notice.]

This notice is provided under Rule 17.6 of the Opthea Non-Executive Directors Share and Option Plan (Plan). The terms used in this notice have the same meaning as in the Plan.

As a result of an Accelerated Vesting Event the following alterations are made to the Participant’s Options:

Condition Affected	Previous Condition	Revised Condition

First Exercise Date	[Insert the First Exercise Date included in Participant’s Option Certificate.]	[Insert revised First Exercise Date determined by the Board under Rule 17.5(a) of the Plan.]

Exercise Conditions	[Insert conditions outlined in Participant’s Option Certificate.]	[Insert revised exercise conditions determined by the Board under Rule 17.5(b) of the Plan.]

28 Non-Executive Directors share and option plan rules